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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the ONYX Software Corporation 1998 Stock Incentive Compensation Plan, ONYX Software Corporation Amended and Restated 1994 Combined Incentive and Nonqualified Stock Option Plan and ONYX Software Corporation 1998 Employee Stock Purchase Plan of our report dated February 4, 1999 with respect to the consolidated financial statements of ONYX Software Corporation included in its Registration Statement (Amendment No. 3 to Form S-1) filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP


Seattle, Washington
February 11, 1999